Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AEI Core Property Income Trust, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert P. Johnson, President, and Patrick W. Keene, Chief Financial Officer, each certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT P JOHNSON
Robert P. Johnson, President
AEI Core Property Income Trust, Inc.
November 12, 2012

/s/ PATRICK W KEENE
Patrick W. Keene, Chief Financial Officer
AEI Core Property Income Trust, Inc.
November 12, 2012